SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item. 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2010, BioMarin Pharmaceutical Inc. (“BioMarin”) acquired all of the capital stock of ZyStor Therapeutics, Inc. (“ZyStor”), a privately held biotechnology company, pursuant to a Securities Purchase Agreement dated August 17, 2010 between BioMarin, ZyStor, the holders of outstanding capital stock and rights to acquire capital stock of ZyStor and George G. Arida as the representative of such holders (the “Purchase Agreement”). ZyStor is developing enzyme replacement therapies for the treatment of lysosomal storage disorders. ZyStor’s lead product candidate is ZC-701, a novel fusion of insulin-like growth factor 2 and alpha glucosidase in development for Pompe disease. The FDA has accepted an investigational new drug application for ZC-701, investigational product has been manufactured and BioMarin expects to commence a Phase 1 clinical trial in the first quarter of 2011.

Under the terms of Securities Purchase Agreement (Purchase Agreement), BioMarin acquired ZyStor for an upfront cash payment to the stockholders of ZyStor of $22.0 million, less applicable deductions, and up to an additional $93.0 million if certain development, regulatory and commercial milestones are achieved. The Purchase Agreement does not provide for the payment of any royalties.

The foregoing description of Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. BioMarin issued a press release announcing the acquisition of ZyStor. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This current report of Form 8-K contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations for the development of ZyStor’s ZC-701 for the treatment of Pompe disease and the potential payment of additional amounts under the Purchase Agreement. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: results and timing of current and planned preclinical studies and clinical trials related to such product; BioMarin’s ability to successfully manufacture the product; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2009 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

a)	Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date by which this Current Report is required to be filed.

b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date by which this Current Report is required to be filed.

d)	Exhibits.

Exhibit 2.1#	Securities Purchase Agreement dated August 17, 2010 by and among BioMarin Pharmaceutical Inc., ZyStor Therapeutics, Inc., the holders of outstanding capital stock and rights to acquire capital stock of ZyStor Therapeutics, Inc. and George G. Arida as the representative of such holders

Exhibit 99.1	Press Release of BioMarin dated August 17, 2010

#	Confidential treatment requested for a portion of this document. Omitted parts have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 23, 2010	By:	/s/Eric Davis
G. Eric Davis
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1#	Securities Purchase Agreement dated August 17, 2010 by and among BioMarin Pharmaceutical Inc., ZyStor Therapeutics, Inc., the holders of outstanding capital stock and rights to acquire capital stock of ZyStor Therapeutics, Inc. and George G. Arida as the representative of such holders

Exhibit 99.1	Press Release of BioMarin dated August 17, 2010

#	Confidential treatment requested for a portion of this document. Omitted parts have been filed separately with the SEC.

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